  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER ____, 2007
                                REGISTRATION NO.
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            TC POWER MANAGEMENT CORP.
                            -------------------------
                 (Name of Small Business Issuer in its Charter)

            Nevada                            8748
            ------                            ----
(State or Other Jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)    Identification No.)

               PO Box 132, Providenciales, Turks & Caicos Islands
                               Tel: (649) 231-6559
   --------------------------------------------------------------------------
   (Address and Telephone Number of Registrant's Principal Place of Business)

                        Corporate Creations Network Inc.
        8275 South Eastern Avenue, Suite 200-47, Las Vegas. Nevada 89123
                               Tel: (800) 672-9110
   --------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                               Michael J. Morrison
                                 Attorney At Law
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                               Tel: (775) 827-6300

     Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                CALCULATION OF REGISTRATION FEE
                                -------------------------------

---------------------------------------------------------------------------------------------------
Title of each                               Proposed Maximum    Proposed Maximum      Amount of
Class of Securities     Number of Shares    Offering Price      Aggregate Offering    Registration
to be Registered        to be Registered    Per Share           Price (1)             Fee (1)
---------------------------------------------------------------------------------------------------

Common Stock                2,000,000          $0.10                $200,000            $40.00

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

     The registrant hereby amends this prospectus on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this prospectus shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this prospectus shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                            TC POWER MANAGEMENT CORP.
                      NO MINIMUM / 2,000,000 COMMON SHARES
                         OFFERING PRICE: $0.10 PER SHARE

     TC Power Management Corp. offers for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a fixed price of $010 per share. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. Proceeds from the sale of common shares will be not be placed in an escrow account. Rather, proceeds will be held in our account. We may use all funds received from the offering immediately and there may not be any refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

     INVESTING IN OUR SECURITIES INVOLVES RISK (SEE "RISK FACTORS", PAGE 6) THE SECURITIES OFFERED HEREIN SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD TO SUSTAIN THE COMPLETE LOSS OF THEIR INVESTMENT.

     NEITHER THE SECURITIES & EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This is our initial public offering. No public market currently exists for our shares. The common shares will be offered and sold by one of our officers, Mr. Gordon Douglas, without any discounts or other commissions. Though we currently have no agreements, arrangements, or understandings with any broker/dealers to sell our shares, we retain the discretion to sell an indeterminate number of shares through broker-dealers who are members of the National Association of Securities Dealers and who will be paid a maximum 10% commission on the sales they make.

--------------------------------------------------------------------------------
                        Price to      Underwriting Discounts    Proceeds to
                        Public        and Commissions (1)       company (1) (2)
   Per Share            $0.10         $0.01                     $0.09
   Total Minimum        $0.00         $0.00                     $0.00
   Total Maximum        $200,000      $20,000                   $180,000
--------------------------------------------------------------------------------

(1) Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell shares. In the event that, prior or subsequent to the effective date of our registration statement, we enter into agreement(s) with any broker-dealer(s) to sell our shares, then we would file an amendment to our registration statement to include all disclosure required by Item 508 of Regulation S-B, such as identifying the broker-dealer(s) and revising our plan of distribution to specify involvement of such broker-dealer(s). Any such agreement would be filed with the Securities and Exchange Commission as an exhibit to our prospectus. Prior to being involved in our offering, any broker-dealer must seek and obtain clearance of the underwriting compensation arrangement from the NASD Corporate Finance Department.
(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $25,000, including legal fees, accounting fees, and printing costs.



               The date of this Prospectus is November____, 2007.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Summary                                                                      5
Risk Factors                                                                 6
Use of Proceeds                                                              12
Determination of Offering Price                                              14
Dilution                                                                     14
Plan of Distribution                                                         16
Legal Proceedings                                                            18
Directors, Executive Officer, Promoters, and Control Persons                 18
Security Ownership of Certain Beneficial Owners and Management               19
Description of Securities                                                    20
Interest of Named Experts and Counsel                                        20
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                                  20
Organization Within Last Five Years                                          21
Description of Business                                                      21
Plan of Operations                                                           23
Description of Property                                                      26
Certain Relationships and Related Transactions                               26
Market for Common Equity and Related Stockholder Matters                     27
Executive Compensation                                                       27
Financial Statements                                                         28

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety and particularly the information set forth in "RISK FACTORS" ON PAGE 6.

                                   THE COMPANY
                                   -----------

     The company was incorporated on February 13, 2007, in the State of Nevada. Our principal executive office, and the location from which we plan to conduct operations, is situated at PO Box 132, Providenciales, Turks & Caicos Islands, telephone (649) 231-6559. We currently own one web site domain name, being `http://www.tcpowercorp.com'. This web site has not yet been developed. However, we expect that this website will be developed within three months of the date of this prospectus. The company's business will concentrate on providing consulting services to private and public entities seeking assessment, development, and implementation of energy generating solutions. More specifically, we intend for our services to include: (1) assessing the current condition of the energy market with regard to supply and demand and forecasting future energy needs for our client's customer base; and (2) based on our assessment, working with clients to develop and implement strategic planning. Our services will assist clients with meeting current and future energy generation needs in an economical, efficient, and profitable manner.

     We are a Development Stage company that, as of the date of this prospectus, has not yet commenced business operations and has not generated any revenues from our intended operations (see page 21, Description of Business). We intend to generate revenue by charging a fixed fee for our consulting services (see page 23, Potential Revenue Streams). Our auditors have raised substantial doubt about our ability to continue as a going concern since we do not currently have sufficient working capital necessary to be successful and to service our debt. Despite the fact that we have not yet commenced operations nor generated revenues, we are not a `blank check' company and do not intend to enter into a business combination.

                                  THE OFFERING
                                  ------------

Securities Offered:             Maximum 2,000,000 shares of common stock, par
                                value $0.001

Offering price:                 $0.10 per share

Offering period:                The shares are being offered for a period not to
                                exceed 90 days unless extended by our board of directors for an additional 90 days.

Net proceeds to our company:    $200,000

Use of proceeds:                Payment of offering expenses, equipment,
                                marketing, website, and working capital. The proceeds raised from this offering will not be used to pay any compensation to our officers nor directors.

Number of shares outstanding
before the offering:            5,000,000

Number of shares outstanding
after the offering:             7,000,000

Summary of Selected             We are a Development Stage company. From the
Financial Data:                 date of our inception on February 13, 2007, to
                                August 31, 2007, we have not generated any revenues nor earnings from operations. As of August 31, 2007, our financial data is as follows:

                                Total Assets:                           $500
                                Total Liabilities:                      $4,974
                                Net Loss:                               $4,974
                                Shareholder Equity:                     $(4,474)
                                Net Tangible Book Value:                $4,474)
                                Net Tangible Book Value per Share:      $  0

                                  RISK FACTORS
                                  ------------

     TO THE BEST OF OUR KNOWLEDGE, ALL MATERIAL RISK FACTORS ARE SET FORTH HEREAFTER. AN INVESTMENT IN THE SHARES OFFERED BY OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, BEFORE MAKING AN INVESTMENT IN TC POWER MANAGEMENT CORP.

RISKS RELATING TO OUR COMPANY
-----------------------------

1. OUR AUDITORS HAVE DETERMINED THAT WE DO NOT HAVE SUFFICIENT WORKING CAPITAL NECESSARY TO BE SUCCESSFUL AND TO SERVICE OUR DEBT. AS A RESULT, OUR AUDITORS HAVE RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     Following review of our financial statements, our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. Our auditor's issuance of a `going concern' opinion essentially means that they are concerned that we may not be able to continue in business and that our business may fail in the foreseeable future. According to our auditors, continuation of our company as a going concern is dependent upon obtaining additional working capital. However, obtaining additional working capital is made more difficult by the issuance of a going concern opinion since such opinion may lower stockholders and creditors confidence in our company and lending entities may refuse to grant us a loan or line of credit or, if such loan or line of credit is granted, it may be granted only at a higher than average rate of interest. It is possible that the going concern opinion may itself be sufficient reason for not granting a loan regardless of the company's plans or prospects.

2. WE HAVE NO OPERATING HISTORY. WE EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE. WE WILL GO OUT OF BUSINESS IF WE FAIL TO GENERATE SUFFICIENT REVENUE.

     We do not have any operating history. We were founded on February 13, 2007, and from the date of inception to August 31, 2007, we had a net loss of $4,974. We expect to incur additional losses for the foreseeable future and will go out of business if we fail to generate sufficient revenue. Additional losses will result from costs and expenses related to:

     o    Implementing our business model;
     o    Leasing/purchasing equipment;
     o    Developing and marketing our services;
     o    Developing and maintaining our website; and
     o    Securing and retaining clientele.

3. WE WILL NOT HAVE SUFFICIENT FUNDS TO BEGIN AND CONTINUE OPERATIONS FOR A PERIOD OF TIME IF WE DO NOT RAISE ANY FUNDS, RAISE ONLY NOMINAL FUNDS, BEING AN AMOUNT EQUAL TO OR LESS THAN $26,265, OR RAISE LESS THAN $50,000. IF THIS WERE TOHAPPEN, THEN YOU MAY SUFFER A LOSS EQUAL TO THE AMOUNT OF YOUR INVESTMENT.

     As there is no minimum number of shares that must be sold in this offering, it is possible that we will not raise any funds or that we will raise only nominal funds. Reference to the term `nominal funds' herein refers to an amount equal to or less than $26,265. Since we will pay our offering expenses first (i.e., estimated to be $25,000) and thereafter may be required to pay the amount loaned to the company by Mr. Douglas (i.e., $1,366), offering proceeds equal to or less than $26,265 will not enable us to commence operations. Consequently, investors will lose their entire investment in the event that we raise offering proceeds equal to or less than $26,366. If this were to happen, we would not have sufficient funds to begin operations and would need to seek additional funding in order to commence operations. In this situation, you would likely suffer a loss equal to the amount of your investment.

     Based on our current operating plan, if the maximum number of shares are sold then we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next ten to twelve months. Following this period of time, we may need additional capital. Importantly, we expect that the minimum amount that we need to raise in order to begin and continue operations for a period of time is $50,000. If we raise $50,000, then we expect operations may commence and continue for a period of approximately 4 to 6 months. If we are not able to generate revenue during this 4 to 6 month period or if we are not able to raise additional funds, then our business would fail and you would likely suffer a loss equal to the amount of your investment. However, even if the maximum number of shares are sold, we may need to raise additional funds before expiration of the ten to twelve month period for the purpose of:

     o    Securing clientele;
     o    Responding to competitive pressures;
     o    Developing enhanced services; and
     o    Funding expansion.

4. IF SUFFICIENT FUNDS ARE NOT AVAILABLE, THEN WE MAY NOT BE ABLE TO ATTRACT CLIENTELE, FUND OUR OPERATIONS, AND/OR RESPOND TO COMPETITIVE PRESSURES.

     Our business may fail if we do not have sufficient funds to enable us to do one or more of the following: attract clientele to retain the services of our company; fund our administrative and corporate expenses; or respond to competitive pressures such as a competitor business attempting to secure an actor under contract. If our competitor makes a more attractive financial offer to the actor, then we may not be able to secure the actor under contract. Failure to secure an actor under contract to the company represents a loss of potential revenue.

     Currently, we do not have any commitments for additional financing. If additional financing were required, we cannot be certain that it would be available when and to the extent needed. As well, even if financing were available, we cannot be certain that it would be available on acceptable terms.

5. OUR SERVICES HAVE NOT BEEN RETAINED BY ANY CLIENTS.

     We are in the development stage of our business. As of the date of this prospectus, no one has retained our services. Our president, Gordon Douglas, has been involved, in various capacities, in the energy industry for the past 14 years (see page 18). Mr. Douglas will be responsible for securing clientele under agreement to the company. However, there is no assurance or guarantee that Mr. Douglas will be able to do so. Currently, efforts to attract clients to the company have been limited to Mr. Douglas discussing the company's plans with his personal contacts in the energy industry. If the company does not secure any clients under contract, then we will not generate any revenue. If we do not generate any revenue, then our business will fail and you will lose your entire investment.

6. CONSULTING SERVICES PROVIDED TO PRIVATE AND PUBLIC ENTITIES IN THE ENERGY INDUSTRY IS A HIGHLY COMPETITIVE BUSINESS. COMPARED TO OUR COMPETITORS, WE DO NOT HAVE THE ATTRIBUTES NECESSARY TO COMPETE FAVORABLY NOR DO WE HAVE SUFFICIENT RESOURCES TO EFFECTIVELY MARKET OUR SERVICES. INSUFFICIENT ATTRIBUTES AND/OR INSUFFICIENT MARKETING COULD NEGATIVELY AFFECT OUR ABILITY TO GENERATE REVENUE.

     Competition in consulting services provided to power generating entities is highly competitive and we may not have sufficient attributes or resources to generate revenue. To compete effectively, we believe that the following attributes are essential: management skills and experience; knowledge of the energy industry; marketing; and access to funds for the purpose of operating the business. (see page 22, for a discussion of `overview' of business affairs, and page 22, for a discussion of `marketing'). With regard to these attributes, we do not compare favorably to our competitors. Specifically, our officer/director does not have formal training or experience in marketing or operating a public company. Our officer/director, Mr. Douglas, does have 14 years of experience working in the energy industry (see page 18), and a certain degree of knowledge of, and personal contacts within, the energy industry. However, competing companies are operated by one or more individuals with more years of experience than Mr. Douglas, offer a more diverse range of services, and have a broader base of contacts within the energy industry.

     In addition, as of the date of this prospectus, we do not have sufficient funds to commence operations while our competitors are currently operating and are presumed to have funds, or access to funds, for operations. Although we intend to raise funds through our offering, there is no guarantee that we will ever have sufficient funds to commence operations. Even if we do raise sufficient funds, there is no guarantee that we will be able to generate revenues and remain in business for any certain period of time. There is no assurance that the company will be able to establish its own niche and thereafter maintain a competitive position against current and future competitors, especially those who have longer operating histories, more experienced management, stronger marketing resources, and/or more contacts within the energy industry. If we do not have sufficient funds, our marketing ability and our ability to compete successfully against competitors will be hindered. Competitive pressures may force down prices for our services and such price reductions would reduce our revenues. We cannot guarantee that we will succeed in marketing our services or generating revenues.

7. YOU WILL BE PROVIDING SUBSTANTIALLY ALL OF THE CASH FOR OUR OPERATIONS. AFTER PAYMENT OF OFFERING EXPENSES, CASH RAISED THROUGH OUR OFFERING MAY THEN BE USED TO REPAY THE SUM OF $1,265 LOANED TO THE COMPANY BY MR. DOUGLAS. IF WE CEASE OPERATIONS FOR ANY REASON, YOU MAY LOSE YOUR INVESTMENT WHILE MR. DOUGLAS MAY LIMIT HIS LOSS TO $500.

     Mr. Douglas, our only shareholder, will receive a substantial benefit from your investment. Mr. Douglas has invested a total of $500 in our company. As well, since inception, Mr. Douglas has incurred liabilities of $1,366 (including interest) on behalf of the company. The company retains the discretion to repay the total of $1,366 contributed to the company by Mr. Douglas from the proceeds raised through its' offering. Such repayment could be made immediately after payment of offering expenses incurred.. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. You will be providing substantially all of the cash for our operations. As a result, if we cease operations for any reason, you may lose your entire investment while Mr. Douglas may lose approximately $1,366 if we do not raise proceeds from our initial offering that are sufficient to pay all of our offering expenses. If we raise more than sufficient funds to pay our offering expenses (i.e., estimated to be $25,000), then the balance remaining after payment of such offering expenses may be used to repay $1,366 to Mr. Douglas. In this scenario, if we subsequently cease operations for any reason, you may lose your entire investment while Mr. Douglas may lose approximately $500.

8. OUR OFFICERS AND DIRECTORS CURRENTLY OWN 100% OF OUR OUTSTANDING SHARES OF COMMON STOCK. FOLLOWING COMPLETION OF THIS OFFERING, CONTROL OF THE COMPANY WILL REMAIN WITH MR. DOUGLAS. SUCH CONCENTRATED CONTROL OF THE COMPANY MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK. AS WELL, OUR OFFICERS AND DIRECTORS WILL BE ABLE TO ELECT ALL OF OUR DIRECTORS, CONTROL OUR OPERATIONS, AND INHIBIT YOUR ABILITY TO CAUSE A CHANGE IN THE COURSE OF THE COMPANY'S OPERATIONS.

     Our sole officer and director beneficially owns 100% of our outstanding common stock. Such concentrated control of the company may adversely affect the price of our common stock. Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Douglas will continue to own at least 5,000,000 shares and will control the company. Mr. Douglas is not party to any voting agreement with any other individual or entity. Consequently, following completion of this offering, regardless of the number of shares that we sell, Mr. Douglas will be able to elect all of our directors, control our operations, and inhibit your ability to cause a change in the course of the company's operations. Mr. Douglas may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Notably, shareholders will not have sufficient votes to cause the removal of Mr. Douglas in his capacity as an officer and director. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

     Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares owned by the number of directors to be elected. The resulting number equals the total votes that a shareholder may cast for all of the directors. Those votes may be allocated in any manner to the directors being elected. Where cumulative voting is not allowed for, shareholders are not permitted to multiply the number of shares owned by the number of directors to be elected. Thus, the number of votes accorded to each shareholder is not increased. Consequently, minority shareholders will not be in a position to elect a director. Rather, directors will be elected on the basis of votes cast by the majority shareholders. And, as explained above, the majority shareholder prior to, and following, the closing date of the offering detailed in this prospectus will be Mr. Douglas who will be the only individual in a position to elect directors. The minority shareholders will not have any control of the company and may not even be able to sell their shares if a market for such shares does not develop or is not maintained.

9. SERVICE OF PROCESS AGAINST THE COMPANY'S DIRECTOR/OFFICER MAY BE DIFFICULT. IF LEGAL PROCESS CANNOT BE EFFECTED, THEN THE DIRECTOR/OFFICER CANNOT BE MADE PARTY TO A LAWSUIT.

     We are incorporated in the State of Nevada and maintain our registered office in Las Vegas, Nevada. Our registered office is authorized to accept service of all legal process upon the company. Our head office is located in Providenciales, Turks and Caicos Islands. Mr. Douglas, our director, president, chief executive officer, chief financial officer, principal accounting officer, treasurer, and secretary, is a resident of Turks and Caicos Islands. Though it is possible, it may be difficult for a resident of a country other than Turks and Caicos Islands to serve Mr. Douglas with service of process or other documentation. If service of process cannot be made as against Mr. Douglas, then they cannot be made a party to a lawsuit. Similarly, though it is possible, it may be difficult for a resident of a country other than Turks and Caicos Islands to obtain an attachment order with regard to those assets owned by the company that are situated in Turks and Caicos Islands. Even if an attachment order, or any other type of court order is obtained, though it is possible, it may be difficult to enforce any such order either in Turks and Caicos Islands or, if possible, to enforce such order in the jurisdiction where the plaintiff resides.

10. WE HAVE NO EMPLOYEES AND ARE SIGNIFICANTLY DEPENDENT UPON OUR SOLE OFFICER TO DEVELOP OUR BUSINESS. IF WE LOSE OUR OFFICER OR IF OUR OFFICER DOES NOT ADEQUATELY DEVELOP OUR BUSINESS, THEN WE WILL GO OUT OF BUSINESS.

     At the outset, our success will depend entirely on the ability of Mr. Douglas. We do not carry a "key person" life insurance policy on Mr. Douglas. The loss of Mr. Douglas would devastate our business. However, Mr. Douglas does not have any current plans to leave the Company. Although Mr. Douglas has several years of work experience in the energy industry (see page 18) and believes that he will be able to attract clientele to the company, his business experience is limited and neither he nor the company can guarantee that any clients will retain the services of the company. Mr. Douglas does not have expertise in the area of website development or information technology thus we will rely upon the expertise of outside consultants to assist us with these matters. We currently have no employees and do not have employment agreements with Mr. Douglas. We rely almost exclusively upon our officer to meet our needs. Mr. Douglas, our director, president, chief executive officer, chief financial officer, principal accounting officer, treasurer, and secretary, is engaged in work outside of the company. This work limits the amount of time that he may devote to company matters. Initially, it is anticipated that Mr. Douglas will devote approximately 10 hours per week to the company with additional time being devoted to the company once business operations are commenced. Mr. Douglas' primary responsibilities with the company will include client development and business and administration matters.

RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK
--------------------------------------------------

11. TRADING OF OUR COMMON STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT THE DEVELOPMENT OF A LIQUID PUBLIC MARKET FOR OUR COMMON STOCK AND MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR COMMON STOCK.

     The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price, as defined, being less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we develop a public market for our shares, then our shares would be covered by the penny stock rules. These penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". These additional requirements may have the effect of limiting the development of a public trading market thereby reducing the level of trading activity in the secondary market for stock that is subject to these penny stock rules. Consequently, these penny stock rules may negatively affect our ability to develop a public trading market for our common stock and may negatively affect the ability of broker-dealers to trade our common stock. We believe that the penny stock rules discourage investor interest in, and may limit the marketability of, our common stock.

12. DUE TO THE LACK OF A MARKET FOR OUR SHARES, OUR SHARE PRICE WILL BE MORE VOLATILE. AS WELL, OUR STOCK IS HELD BY A SMALL NUMBER OF INVESTORS THUS REDUCING THE LIQUIDITY OF OUR STOCK AND THE LIKELIHOOD THAT ANY ACTIVE TRADING MARKET WILL DEVELOP.

     There does not exist a market for our common stock and we cannot assure you that any market will ever be developed or maintained. Currently, our stock is not listed on any established trading system. The fact that most of our stock is held by a small number of investors further reduces the liquidity of our stock and the likelihood that any active trading market will develop. The market for our common stock, if any, is likely to be volatile and many factors may affect the market. These include, for example:

     o Our success, or lack of success, in marketing our services and developing our client base;
     o    Competition;
     o    Government regulations; and
     o    Fluctuation in our operating results.

     The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuation that have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

13. INVESTORS IN THIS OFFERING MAY SUFFER SUBSTANTIAL DILUTION OR A LOSS OF SENIORITY IN PREFERENCES AND PRIVILEGES IF WE NEED TO SEEK ADDITIONAL FUNDING, WHICH IS LIKELY GIVEN OUR LIMITED CAPITALIZATION EVEN AFTER THIS OFFERING.

     If we need to raise additional capital for the purpose of implementing or continuing operations, then we would likely have to issue additional equity or convertible debt securities. If this were to happen, then investors in this offering may suffer substantial dilution of their ownership percentage. In addition, any new securities could have rights, preferences, and/or privileges senior to those of our common stock. Common stock will be issued to investors in this offering.

14. SALES OF COMMON STOCK BY MR. DOUGLAS MAY CAUSE THE MARKET PRICE FOR THE COMMON STOCK TO DECREASE.

     A total of 5,000,000 shares of common stock were issued to Mr. Douglas in consideration for cash payment. Mr. Douglas is likely to sell a portion of his common stock if the market price increases above $0.10. If he does sell his common stock into the market, these sales may cause the market price of the common stock to decrease. However, all of the shares of common stock issued to Mr. Douglas are `restricted' securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements.

15. INVESTORS IN THIS OFFERING WILL SUFFER SUBSTANTIAL DILUTION AS A RESULT OF THE SHARE PRICE PAID BY EXISTING SHAREHOLDERS.

     Since investors in this offering will pay a fixed price of $0.10 per share and our existing shareholder, Mr. Douglas, paid $0.0001 per share, substantial dilution of investor's shares will immediately result. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders. As of the date of this prospectus, we have 5,000,000 common shares issued and outstanding and a net tangible book value of $(765) or $0.00 per share. These 5,000,000 shares are owned entirely by Mr. Douglas.

     If the maximum 2,000,000 shares are sold in our offering, then we would have a per share book value of $0.025. Thus, investors who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.075 or approximately 75% and our existing shareholders would receive an increase in book value of approximately $0.025 per share without any additional investment on their part. The fewer shares we sell in our proposed offering, the greater the dilution in book value of shares owned by investors who purchase shares through our offering. Please see Dilution, page 14, for detailed discussion of potential share sale outcomes.

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "EXPECTS," "ANTICIPATES," "ESTIMATES," "INTENDS" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions, "RISK FACTORS," "USE OF PROCEEDS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", "BUSINESS" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                                 USE OF PROCEEDS
                                 ---------------

     This offering is being made on a best efforts, no minimum basis. Since this is a no minimum offering, there is no assurance that we will raise any proceeds. The following table sets forth management's current estimate of the allocation of net proceeds expected to be received from this offering (see footnote 12 on page 14 for discussion of allocation of net proceeds if less than 500,000 shares, or 25% of the offering, are sold). Actual expenditures may vary from these estimates. Any variation would result in a reallocation of funds from one category to another. For example, it may be in our best interest to incur greater cost for product development or for marketing rather than leasing or purchasing equipment. We do not anticipate using funds raised from this offering for any purpose other than those that are stated in this prospectus. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                                    If Maximum
                                    of 2,000,000      If 1,500,000      If 1,000,000      If 500,000
                                    Shares sold (1)   Shares sold (2)   Shares sold (3)   Shares sold (4)
                                    ---------------   ---------------   ---------------   ---------------

Total Proceeds:                         $200,000          $150,000          $100,000           $50,000

Net Proceeds available
from Offering:                          $200,000           150,000           100,000            50,000
                                     -----------       -----------       -----------       -----------

Use of Net Proceeds:
         Offering Expenses(5)(6)          25,000            25,000            25,000            25,000
         Filing Fees
         Debt Payments(7)                  1,265             1,265             1,265             1,265
         Equipment(8)                     10,000            10,000            10,000             3,000
         Marketing(9)                     60,000            45,000            25,000             5,500
         Website Development(10)          10,000            10,000             5,000             2,000
         Working Capital(11)              93,735            58,735            33,735            13,235

TOTAL USE OF NET PROCEEDS:              $200,000           150,000           100,000            50,000
                                     ===========       ===========       ===========       ===========

(1) Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 10 to 12 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under `Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 23, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(2) Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 8 to 10 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under `Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 23, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(3) Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 6 to 8 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under `Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 23, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(4) Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 4 to 6 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under `Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 23, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(5) We plan to have Mr. Douglas, our President, sell shares in our company. Mr. Douglas will not receive any commissions or discounts. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares.

(6) Legal expenses of $20,000 are one component of our Offering Expenses. Currently, there has not been any payment made toward legal expenses. For the purpose of this section, `Use of Proceeds', we have included legal expenses under Offering Expenses and have not included legal expenses under the heading Debt Payments. The company will make use of offering proceeds to pay its legal expenses and other offering expenses.

(7) Our balance sheet shows accounts payable of $1,265. This sum refers to a non-interest bearing demand loan given by Mr. Douglas to the company. From this sum of $1,265, Mr. Douglas paid for, on behalf of the company: company registration, incorporation, and Nevada State filing fees. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. Repayment to Mr. Douglas in respect of the above-noted loan would be made after payment of offering expenses.

(8) It is expected that funds allocated to equipment will be used for the following purposes: computers and hardware peripherals lease and/or purchase ($6,000); software licensing and/or purchase ($2,000); office furniture ($1,000); and cell phone ($1,000). Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of equipment will decrease proportionally.

(9) It is expected that funds allocated to marketing will be used for the following purposes: development and distribution of marketing literature ($15,000); promotion of our web site including arranging for web site listings ($5,000); industry analyst relations - we expect that any costs incurred that are directly attributed to establishing relations with industry analysts would be related to travel and communication ($5,000); advertising, which will include direct mail and email promotion ($30,000); and attendance and participation at industry events ($5,000). Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of marketing will decrease proportionally.

(10) We expect that website development costs will be comprised of a one time development/construction fee of approximately $8,800 and, thereafter, monthly maintenance costs of approximately $100. Should we raise less than $100,000, then it is expected that funds allocated to website development will decrease as indicated on page 12.

(11) We expect that the working capital portion of the proceeds will be used to pay expenses such as, in order of priority, accounting ($10,000), legal ($10,000) transfer agent ($5,000), utilities ($1,500), and general and administrative which includes costs to carry on management services and other expenses related to operating the business ($72,235). The Offering Expenses of $25,000 disclosed on page 12 includes certain expenses for accounting, legal, and transfer agent. However, the expenses for accounting ($10,000), legal ($10,000), and transfer agent ($5,000), disclosed in this footnote are not included in the Offering Expenses. Rather, these are additional expenses allocated to working capital. Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of working capital will decrease proportionally (see page 23, Plan of Operations, for additional details). The principal reasons for this offering are (a) to raise sufficient funds that will enable us to commence business operations; and (b) to pay for our start up expenses. None of the working capital or any other proceeds raised from this offering will be used to pay a salary to Mr. Douglas.

(12) In the event that less than 500,000 shares are sold in our offering, equal to 25% of the maximum shares being offered for sale, then we will first pay our offering expenses. Second, debt repayment to Mr. Douglas may be made if Mr. Douglas demands repayment (see footnote 7, page 13). If Mr. Douglas does not demand repayment then no such payment will be made. If management determines that we have raised sufficient funds to commence business, then the remaining funds will be allocated as indicated on page 12.

                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

     As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria, or the future value of our shares.

                                    DILUTION
                                    --------

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders.

     As of the date of this offering, we had 5,000,000 common shares issued and outstanding and a net tangible book value of $(765) or $0.00 per share. These 5,000,000 shares are owned exclusively by our sole director/officer. The price paid for each of these 5,000,000 shares was $.0001 cents per share. For comparison sake, the price per share to be paid by investors pursuant to this offering will be $.10 cents per share.

     The proceeds from the sale of shares will vary depending on the total number of shares sold.

     Upon completion of this offering, if all 2,000,000 shares (or 100%) offered hereunder are sold, there would be a total of 7,000,000 common shares issued and outstanding. If the maximum 2,000,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $175,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $174,235. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.025. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.075 or approximately 75% and our existing shareholder would receive an increase in book value of approximately $0.025 per share without any additional investment on his part.

     Upon completion of this offering, if 1,500,000 shares (or 75%) offered hereunder are sold, there would be a total of 6,500,000 common shares issued and outstanding. If 1,500,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $125,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $124,235. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.02. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.08 or approximately 80% and our existing shareholder would receive an increase in book value of approximately $0.02 per share without any additional investment on his part.

     Upon completion of this offering, if 1,000,000 shares (or 50%) offered hereunder are sold, there would be a total of 6,000,000 common shares issued and outstanding. If 1,000,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $75,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $74,235. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.01. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.09 or approximately 90% and our existing shareholders would receive an increase in book value of approximately $0.01 per share without any additional investment on their part.

     Upon completion of this offering, if 500,000 shares (or 25%) offered hereunder are sold, there would be a total of 5,500,000 common shares issued and outstanding. If 500,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $25,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $24,235. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.004. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.096 or approximately 96% and our existing shareholders would receive an increase in book value of approximately $0.004 per share without any additional investment on their part.

     The following information compares the differences of your investment in our shares with the investment of our existing shareholders:

EXISTING SHAREHOLDERS
Price per share ...................................................  $ 0.0001
Net tangible book value per share before offering .................  $(765)
Net tangible book value per share after offering assuming 100% of shares (i.e., 200,000) are sold ..................................  $174,235
Increase to current shareholders in net tangible book value per share after offering .............................................  $0.025
Capital Contributions .............................................  $500
Total number of shares after offering held by all investors .......  7,000,000
Number of shares outstanding before the offering ..................  5,000,000
Number of shares outstanding after the offering held by
existing shareholders .............................................  5,000,000
Percentage of ownership after the offering ........................  71.43%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
Price per share ...................................................  $0.10
Dilution per share ................................................  $0.075
Capital contributions .............................................  $200,000
Total number of shares after offering held by all investors .......  7,000,000
Number of shares after offering held by public investors ..........  2,000,000
Percentage of ownership after the offering ........................  28.57%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
Price per share ...................................................  $0.10
Dilution per share ................................................  $0.08
Capital contributions .............................................  $150,000
Total number of shares after offering held by all investors .......  6,500,000
Number of shares after offering held by public investors ..........  1,500,000
Percentage of ownership after the offering ........................  23.08%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
Price per share ...................................................  $0.10
Dilution per share ................................................  $0.09
Capital contributions .............................................  $100,000
Total number of shares after offering held by all investors .......  6,000,000
Number of shares after offering held by public investors ..........  1,000,000
Percentage of ownership after the offering ........................  16.67%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
Price per share ...................................................  $0.10
Dilution per share ................................................  $0.096
Capital contributions .............................................  $50,000
Total number of shares after offering held by all investors .......  5,500,000
Number of shares after offering held by public investors ..........  500,000
Percentage of ownership after the offering ........................  9.09%

                              PLAN OF DISTRIBUTION
                              --------------------

     The company plans to offer for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a fixed price of $0.10 per share. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

     Currently, we plan to sell the shares in this offering through Mr. Gordon Douglas, our sole director and officer. Mr. Douglas will not receive any commission from the sale of any shares. Mr. Douglas will not register as a broker/dealer under Section 15 of the SECURITIES EXCHANGE ACT OF 1934 (the "Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

     These conditions are as follows:

     o The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

     o The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     o The person is not, at the time of their participation, an associated person of a broker-dealer; and

     o The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act.

     Mr. Douglas is not subject to disqualification, is not being compensated in connection with his participation in the offering by the payment of commission or any other remuneration based either directly or indirectly on transactions in securities, and he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Douglas has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for any other Issuer other than in reliance on paragraphs (a)(4)(i) or (a) (4)
(iii) of the Act.

     Mr. Douglas will not purchase shares in this offering. There will not be any affiliates or associates of Mr. Douglas purchasing shares in this offering.

     We estimate the offering expenses to be $25,000. In the event that we raise only nominal funds through this offering, then Mr. Douglas has agreed to be responsible for payment of actual expenses incurred. This is a verbal agreement between Mr. Douglas and the company and there are not any documents setting forth this agreement. Despite this agreement not being in writing, it remains a binding contractual agreement between Mr. Douglas and the company and remains applicable even if only nominal proceeds or no proceeds are raised. Without this agreement, and assuming only nominal funds are raised through this offering, the company will not be able to satisfy its cash requirements. As of the date of this prospectus, our cash balance is $500.

     We are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 10b-5 and insofar as we, under certain circumstances, may be a distribution participant under Regulation M. As a distribution participant, it would be unlawful for us, or any affiliated purchaser, to directly or indirectly bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Note that Regulation M does not prohibit us from offering to sell or soliciting offers to buy our securities pursuant to this offering.

     In the past, we have received unsolicited indications of interest in TC Power Management Corp. from individuals familiar with us. Mr. Douglas will arrange for delivery of a prospectus to these individuals and to others whom he believes may be interested in purchasing all or a part of this offering.

                                LEGAL PROCEEDINGS
                                -----------------

     To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation and none of our officers or directors have been found by any court of competent jurisdiction to have violated any federal or state securities or commodities law. There are no judgments, orders, or decrees against us or our officers or directors that limit in any manner our involvement or that of our officers or directors in any type of business, securities or banking activities. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office. None of our officers or directors has been involved in any capacity in any bankruptcy petition.

                  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                  --------------------------------------------
                                 CONTROL PERSONS
                                 ---------------

     The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

                           TERM SERVED AS
        NAME        AGE    DIRECTOR/OFFICER    POSITION WITH THE COMPANY
        ----        ---    ----------------    -------------------------

   Gordon Douglas    62     February, 2007    President, Chief Executive
                                              Officer, Chief Financial Officer,
                                              Principal Accounting Officer,
                                              Secretary, Treasurer, and Director

     The above individuals will serve as officers and directors. A brief description of their background and business experience follows:

     GORDON DOUGLAS. Since 1998, Mr. Douglas has worked as the Manager of Power Generation and Fleet at Provo Power Company Ltd., a private company based in Providenciales, Turks and Caicos Islands. His responsibilities include: overseeing expansion of power generation and support facilities; developing and implementing operational protocol and employee safety and training programs; developing management skills in suitable candidates; repair, maintenance, and operation of several diesel electrical power generation stations and electrical utility mobile heavy equipment and light vehicles. From 1997 to 1998, Mr. Douglas was the senior power generation consultant for Kaehne Consulting Ltd., a private engineering company based in North Vancouver, British Columbia, Canada. His responsibilities included: undertaking assessments of power plant equipment for the purpose of relocation or sale; part of a team implementing several power plant construction projects; developing and instructing a course in conversion of 3600 series Cat engines from diesel to natural gas for Energy International (Macorp Americas); and, on behalf of Saskatchewan Power, developed a comprehensive plan of action, titled Early Mobilization Report, focused on improvements required for the Guyana Electricity Corporation. From 1993 to 1997, Mr. Douglas was the chief power generation supervisor for Omai Gold Mines Ltd., a subsidiary of Cambior, a Canadian mining company that currently trades on the Toronto Stock Exchange and the American Stock Exchange. His responsibilities included: supervising a 25 megawatt electrical generation expansion; operating and maintaining a 50 megawatt power generation facility and a 150,000 USG/day potable water plant; developing and maintaining operations, repairs, and capital budgets relating to power generation and potable water treatment plants; and developing and supervising employee training programs. From 1990 to 1993, Mr. Douglas worked as supervisor for Snip Operations Gold Mine, located in Bronson Creek, British Columbia, Canada, and a subsidiary of Cominco Metals Ltd. that, during this time, was publicly traded on the Toronto Stock Exchange. His responsibilities included: supervising operations and maintenance for construction of mines, mills, underground mining equipment, surface support equipment, power, heat and water plants and support facilities; and developing and maintaining budgets. From 1975 to 1977, Mr. Douglas completed several Cat engine and Fleck Bros. Industrial courses. In 1978, Mr. Douglas completed a four year apprenticeship in hydraulic mechanics in accordance with Inter-Provincial standards (Canada). In 1992, Mr. Douglas obtained his British Columbia Ministry of Mines Electrical Supervisors Certificate. Mr. Douglas devotes approximately 10 hours per week to TC Power Management Corp. and will devote additional time as required. Mr. Douglas is not an officer or director of any other reporting company.

     The company does not currently have any standing audit, nominating, or compensation committees of the Board, or committees performing similar functions.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSAND MANAGEMENT
          -------------------------------------------------------------

     The term "beneficial owner" refers to both the power of investment, i.e., the right to buy and sell, and rights of ownership, i.e., the right to receive distributions from the company and proceeds from sales of the shares. As these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                                    BENEFICIAL           % OF SHARES
NAME AND ADDRESS                    OWNERSHIP(1)         BEFORE OFFERING
----------------                    ------------         ---------------

Gordon Douglas (1)                  5,000,000                 100%
PO Box 132
Providenciales
Turks and Caicos Islands

---------------------------------------------------------------------
All officers and directors          5,000,000                 100%
as a group (1 person)
---------------------------------------------------------------------

    TOTAL:                          5,000,000                 100%

(1) Security ownership of the beneficial owner was determined on September xx, 2007.

                          DESCRIPTION OF THE SECURITIES
                          -----------------------------

     PENNY STOCK. Our securities will be considered to be a penny stock as defined by Rule 15g of the Exchange Act. Generally, a penny stock is a security that is priced under $5.00, is not traded on a national stock exchange or quoted on NASDAQ, may be listed on the pink sheets or the NASD OTC Bulletin Board, and is issued by a company that has less than $5 million in net tangible assets and has been in business less than 3 years, or has under $2 million in net tangible assets and has been in business for at least 3 years, or has revenues of $6 million for 3 years.

     Rule 15g provides that it is unlawful for a broker or dealer to effect a transaction in any penny stock on behalf of a customer unless, prior to effecting the transaction, the broker or dealer has delivered to the customer a document containing the information set forth in Schedule 15G, Rule 15g-100, and the customer provides written acknowledgement of receipt of such document. This document discloses important information concerning penny stocks related to, among other matters, buying penny stocks, brokers' duties, and customer rights.

     DESCRIPTION OF COMMON STOCK. We are currently authorized to issue 100,000,000 shares of $0.001 par value common stock. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.

     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive, or other subscription rights or privileges with respect to any shares.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights: this means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     Following completion of this offering, we will not be required to provide you with an annual report and we will not voluntarily send an annual report to you. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Act. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference Room at 450 Fifth Street, N.W., Washington,

D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov. that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

     TRANSFER AGENT. Island Stock Transfer Company, 100 Second Avenue South, Suite 104N, St. Petersburg, FL, 33701, telephone (727) 289-0010, will act as the transfer agent and registrar for our outstanding securities upon completion of this offering.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of TC Power Managerment Corp.

     LEGAL MATTERS. Certain legal matters will be passed upon for us by Michael
J. Morrison, 1495 Ridgeview Drive, Suite 200, Reno, NV, 89519.

     ACCOUNTING MATTERS. The financial statements included in this prospectus and elsewhere in the prospectus have been audited by Malone & Bailey, PC, located in Houston, Texas, as set forth in their report, and are included herein in reliance upon the authority of the stated firm as experts in accounting and auditing in rendering such reports.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
              ----------------------------------------------------
                         FOR SECURITIES ACT LIABILITIES
                         ------------------------------

     In accordance with our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers, and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS
                     ---------------------------------------

     We are a start-up company and have no operating history. We anticipate making all arrangements necessary to commence operations as soon as practicable once funds from this offering are made available.

                             DESCRIPTION OF BUSINESS
                             -----------------------

COMPANY HISTORY
---------------

     The company was incorporated on February 13, 2007, in the State of Nevada. Our principal executive office, and the location from which we plan to conduct operations, is situated at PO Box 132, Providenciales, Turks & Caicos Islands, telephone (649) 231-6559. We currently own one web site domain name, http://www.tcpowercorp.com. This web site has not yet been developed. However, we expect that this website will be developed within three months of the date of this prospectus.

OUR STRATEGY
------------

     The company's business will concentrate on providing consulting services to private and public entities seeking assessment, development, and implementation of energy generating solutions. More specifically, we intend for our services to include: (1) assessing the current condition of the energy market with regard to supply and demand and forecasting future energy needs for our client's customer base; and (2) based on our assessment, working with clients to develop and implement strategic planning. Our services will assist clients with meeting current and future energy generation needs in an economical, efficient, and profitable manner.

     As of the date of this prospectus, we have not commenced with provision of any consulting services.

OVERVIEW
--------

     The company is in the development stage and has not yet commenced operations nor generated any revenue. However, the company intends to execute its business plan as set forth in this section, `Description of Business', and more specifically on page 23, `Plan of Operations'. It is not the company's intention to engage in a merger or acquisition with an unidentified company or companies, or other entity or person or to enter into a business combination. Despite being a company that is issuing penny stock, we do not fall within the definition of a `blank check company' as that term is defined in Section (a)(2) of Rule 419, Securities Act of 1933. Briefly, a `blank check company' is defined as (i) `a development stage company that has no specific business plan or purpose or has indicated that its' business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity of person'; and (ii) is issuing `penny stock', as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

     We believe that success in our industry is primarily determined by skills, knowledge and experience related to the energy industry in general. In particular, success will be determined by the ability to accurately assess current energy needs, assess future energy needs and sources, develop and implement plans to meet those needs, and access to funds for the purpose of operating the business.

     We are a development stage company comprised of a sole officer/director. Our officer/director, Mr. Douglas, has a certain degree of knowledge and experience related to electrical and natural gas energy generation, employee management and training, and business (see page 18). We believe that this knowledge and experience, together with is contacts in the energy industry, provide Mr. Douglas with the background and qualifications required to attract clientele and, in doing so, generate revenue for the company. Mr. Douglas has been directly involved, in one or more capacities, in the energy industry since 1990. However, despite the background of Mr. Douglas, there is no assurance that the company will be able to establish its' own niche and thereafter maintain a competitive position against current and future competitors, especially those who have longer operating histories, more experienced management, stronger marketing resources, and/or more contacts within the energy industry. In addition, our competitors likely have more financial resources than us as we do not have funds required to commence operations of our business and there is no guarantee that we will ever have funds that will allow us to commence operations.

     Mr. Douglas will be primarily responsible for attracting clientele, assessing client energy needs, developing and implanting strategic plans on behalf of clientele, and overseeing the company's business concerns. The company expects to generate revenue through fees earned from consulting work rendered to clientele. (see page 23, `Potential Revenue Streams').

TARGET MARKET
-------------

     Initially, because of Mr. Douglas' knowledge of Caribbean countries, our target market will include private and public energy companies located in Caribbean countries.

     We do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses. If new government regulations, laws, or licensing requirements are passed in any jurisdiction that would cause us to restrict or eliminate delivery of any of our intended services, then our business would suffer. For example, if we were required to obtain a government issued license for the purpose of providing consulting services, then we could not guarantee that we would qualify for such license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future in countries with a democratic political system, that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

MARKETING
---------

     Initially, Mr. Douglas will promote our services. He will discuss our services with his contacts in the energy industry. We anticipate utilizing several other marketing activities in our attempt to make our services known to those operating in the energy industry and to attract clientele. These marketing activities will be designed to inform potential clients about the benefits of using our services and will include the following: development and distribution of marketing literature; direct mail and email; participation at industry events; advertising; promotion of our web site; and industry analyst relations.

POTENTIAL REVENUE STREAMS
-------------------------

     Presently, we anticipate our potential revenue stream to be derived from consulting services. A fixed fee would be charged to clients. The fee amount would depend on the type of work undertaken and the scope of engagement, i.e., specific work undertaken, complexity, and timeline for completion.

TECHNOLOGY AND SYSTEMS
----------------------

     We have not yet retained the services of a website development and maintenance organization but expect to do so shortly. Such an organization will be responsible for developing and maintaining our website and implementing appropriate software and technologies. Where possible, we will purchase or lease commercially available licensed technologies since this would be more cost effective than developing our own technologies. It is intended that our systems will have capacity expansion capabilities to support future growth.

COMMENCING OPERATIONS
---------------------

     As of the date of filing this prospectus, we have not entered into any agreements with any third parties who may be involved in the operation of our business. We are not likely to pursue any business relationships with third parties until after the expiration of this offering. Such business relationships would not include a business combination and it is not our intention to seek a business combination.

COMPETITION
-----------

     Competition in the energy consulting industry is highly competitive. Many of our competitors have certain advantages over us owing to factors including: greater financial resources, longer operating histories, stronger name recognition, more advanced technical resources, and superior marketing resources. We may not be able to compete successfully against such competitors in selling our services. Competitive pressures may also force down prices for our services and such price reductions would likely reduce our revenues. We cannot guarantee that we will succeed in marketing our services or generating revenues. In the event that we commence operations, we will compete directly with other companies that have developed similar business operations and who market and provide their services to our target clientele. This competition could negatively affect our ability to secure and maintain clientele. An inability to secure and/or maintain clientele would negatively affect our ability to generate revenue. To compete successfully, we intend to rely upon Mr. Douglas' ability to promote and develop our operations.

EMPLOYEES
---------

     Mr. Douglas is currently working approximately 10 hours per week on behalf of the company. As required, Mr. Douglas will devote additional time. Currently, we do not have any employees and Mr. Douglas does not have an employment agreement with us. We expect that additional personnel will be hired as demand for our services increases. We anticipate needing to hire up to three individuals within the next twelve months including one secretary/receptionist, one economist, and one accountant/bookkeeper.

                               PLAN OF OPERATIONS
                               ------------------

     Our plan of operations for the next twelve months is to raise funds through this offering. A principal use of the offering proceeds will be to provide working capital required upon commencement of operations until such time as sufficient revenues are generated to cover operating expenses. These funds will also be applied towards payment of start up expenses. Upon completion of this offering and within the twelve (12) month period thereafter, we expect that proceeds raised from this offering will be our only source of funding.

     We expect that funds raised from this offering will pay for anticipated expenses within the time period stated above. Assuming that we raise the maximum proceeds from this offering, we anticipate incurring the following expenses (see page 12, `Forward-Looking Statements'):

     Offering expenses ($25,000); debt repayment ($1,265); equipment lease and/or purchase ($10,000); marketing ($60,000) which is expected to include development and distribution of marketing literature, direct mail and email, participation at industry events, advertising, promotion of our web site, and industry analyst relations; website development and maintenance ($10,000); and working capital ($93,735) which is expected to include accounting fees, legal fees, transfer agent, utilities, and general and administrative.

     It is anticipated that our operations will commence in November, 2007. However, the commencement date of operations is dependent upon the date that we complete our offering since proceeds raised from this offering will be our only source of funding at the outset of operations. Thus, should the closing of our offering be delayed past November, 2007, then our operations would likely commence at a later date. Assuming that our plans are successfully implemented then we would expect that revenues may be generated within 120 days after the date that we commence operations. We would consider our plans to be successfully implemented if one or more entities retains the company's services within 90 days after the date that we commence operations. We believe that revenues (see page 23, `Potential Revenue Streams') would be generated within 30 days after an entity agrees to retain our services.

     We have not yet commenced active business operations and have not achieved any of our business objectives. We have not been retained by any clients and we have not generated any revenue. There is no guarantee that we will be successful in generating revenue. Our business objectives include the following:

     Within 90 days of the date of this prospectus, we expect our website to be operational. We expect that the set up cost will be approximately $8,800 with approximate monthly maintenance costs of $100. The cost would be financed from the net proceeds raised in our offering. The costs would be paid to the website production company that undertakes the work on our behalf. Our director/officer will work with the website production company for the purpose of creating a website that properly reflects our business. For the purpose of minimizing future costs, we will arrange for software to be installed on one or more of our personal computers that allows us to access our website for the purpose of making changes to the website without the assistance of the website production company. The cost of this software will be included in the set up fee.

     Within 90 days of completion of this offering, we expect to finalize our marketing plans (see page 22). In order of priority, (with approximate allocated funding amounts in brackets), our marketing efforts will be directed toward the following activities: development and distribution of marketing literature ($10,000); promotion of our web site including arranging for web site listings ($5,000); industry analyst relations - we expect that any costs incurred that are directly attributed to establishing relations with industry analysts would be related to travel and communication ($5,000); advertising, which will include direct mail and email promotion ($25,000); and attendance and participation at industry events ($5,000). The costs of implementing our marketing plans would be financed from net proceeds raised in our offering. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for marketing activity would be reduced (see `Marketing' expenditures page 25). Less funds available for marketing activity could negatively affect our ability to attract clientele and, consequently, our ability to generate revenue would be negatively affected.

     Within three months of completion of this offering, we anticipate securing one or more clients under agreement to the company. This is a responsibility to be undertaken by Mr. Douglas. We expect that any costs incurred in this regard would be limited to travel and entertainment costs which we have budgeted at $12,500 and is included as part of working capital. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for travel and entertainment costs may be reduced (see 'Working Capital' expenditures page 26). Less funds available for travel could prevent us from being retained by potential clients and thus reduce or eliminate potential revenue sources.

     As of the date of this prospectus, Mr. Douglas has commenced searching for potential clients who may agree to be retained the company's services. Mr. Douglas will continue to do so both prior, and subsequent to, completion of this offering. As of the date of this prospectus, Mr. Douglas' search activities have been limited to talking with personal contacts who work in the energy industry with regard to the company and its proposed business activities. It is expected that, once the company completes its initial offering and thereafter commences operations, the company's marketing efforts will be implemented as discussed on page 22.

     Within twelve months of completion of this offering, hiring and training employees. Specifically, we anticipate hiring one secretary/receptionist at a monthly cost of approximately $750, one accountant/bookkeeper at a monthly cost of approximately $500, and one economist, on part-time basis, at a monthly cost of approximately $1,500. The economist would prepare market analysis and recommendations regarding current and future energy sources and needs. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for hiring and training employees would have to be reduced (see `Working Capital' expenditures page 26). With fewer or possibly no employees, our officer/director would be responsible for all aspects of our operations. This would limit our revenue potential since more time would be devoted to corporate and administrative matters rather than attracting clientele. The result being that our operations would be scaled down since our officer/director would be responsible for more aspects of our operations.

     Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our services to allow us to operate profitably. Our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. If we are not successful at creating demand for our services, then it is not likely that we will generate sufficient revenues from services to operate profitably. We expect to address the concerns raised by our auditor by: generating revenue by providing consulting services to entities operating in the energy industry. If no one retains our services, then we will not generate any revenue.

     The period of time during which we may be able to satisfy our cash requirements depends on the net proceeds raised in our offering (see page 12, Use of Proceeds). We cannot, and do not, guarantee that our cash requirements will be satisfied during the stated time periods. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue operation of our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail. Our current cash requirements are being met by non-interest bearing demand loans from Mr. Douglas. In accordance with a binding verbal agreement (page 18, third last paragraph) between Mr. Douglas and the company, Mr. Douglas is legally obligated, to pay for expenses incurred by the company, including expenses incurred toward website development, at least until the company's offering is completed and proceeds are raised. This verbal agreement remains applicable even if only nominal proceeds or no proceeds are raised. Pursuant to the verbal agreement between Mr. Douglas and the company, if only nominal funds or no funds are raised in our offering then Mr. Douglas has agreed not to seek repayment of expenses he has paid on behalf of the company and the company will not be liable to Mr. Douglas or any other party for payment of expenses undertaken by Mr. Douglas on behalf of the company. In the absence of this verbal agreement, and assuming that nominal or no funds are raised in our offering, and that funds cannot be raised from any other source, then we will not be able to satisfy our cash requirements and our business will immediately fail.

     Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds of $200,000 may satisfy our funding requirements for approximately 10 to 12 months. These proceeds would allow us to cover the cost of our equipment ($10,000 - see page 24), marketing ($60,000 - see page 24), website development ($10,000 - see page 24), working capital ($93,735 - see page
24), offering expenses ($25,000 - see page 12), and debt repayment ($1,265 - see page 12). Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds of $150,000 may satisfy our funding requirements for approximately 8 to 10 months. Except for offering expenses (25,000), debt repayment ($1,265), equipment ($10,000), and website development ($10,000), these proceeds would cause us to reduce our expenditures as follows: marketing ($45,000), and working capital ($58,735). Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds of $100,000 may satisfy our funding requirements for approximately 6 to 8 months. Except for offering expenses (25,000), debt repayment ($1,265), and equipment ($10,000), these proceeds would cause us to reduce our expenditures as follows: website development ($5,000), marketing ($25,000), and working capital ($33,735). Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds of $50,000 may satisfy our funding requirements for approximately 4 to 6 months. Except for offering expenses (25,000) and debt repayment ($1,265), these proceeds would cause us to reduce our expenditures as follows: equipment ($3,000), marketing ($5,500), website development ($2,000), and working capital ($13,235).

                             DESCRIPTION OF PROPERTY
                             -----------------------

     Our principal office is located at PO Box 132, Providenciales, Turks and Caicos Islands, British West Indies, telephone (649) 231-6559, and is owned by Mr. Douglas, our president. We do not own nor lease our office space. Mr. Douglas has verbally agreed to allow us to use our office without charge until such time that we decide to obtain other office space. No debt has accrued on account of rent payments owing. Our office space is sufficient for our current needs. However, we may require additional space in the event that our business operations are successful and we hire employees. Should we require such additional space, we are likely to incur rental payments. We can only estimate at this time that such payments would be approximately $1,200 per month.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

     We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

                      NUMBER       CONSIDERATION    RELATIONSHIP              DATE OF
NAME                  OF SHARES    GIVEN            TO COMPANY                ISSUANCE
----                  ---------    -----            ----------                --------

Gordon Douglas (1)    5,000,000        $500         Director / President      04/19/2007
                                                    Chief Executive Officer
                                                    Chief Financial Officer
                                                    Principal Accounting
                                                    Officer / Secretary /
                                                    Treasurer

(1) Gordon Douglas is a promoter of the company.

     The sum of $1,265 set forth on our Balance Sheet (see page 30) refers to a non-interest bearing demand loan given by Mr. Douglas to the company. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. In addition to his roles as director and officers of the company, the nature of services to be provided to the company by Mr. Douglas are set forth on page 10 (see Risk Factor number 10) and page 22, fourth paragraph.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

     Currently, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this prospectus, we propose to publicly offer up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum, basis. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase, or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 1 shareholder, Mr. Gordon Douglas. All of the shares issued to Mr.Douglas, being a total of 5,000,000 common shares, are `restricted' securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: (a) one per cent of the number of shares of the company's common stock then outstanding which, in our case, will equal 50,000 shares as of the date of this prospectus, being May xx, 2007, (however, the shares held by Mr. Douglas were issued on April 19, 2007, thus any sales could not take place until after April 19, 2008); or (b) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                             EXECUTIVE COMPENSATION
                             ----------------------

     To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our officers, directors, nor anyone else regarding the commitment of time or the payment of salaries or other compensation. None of the proceeds raised from this offering will be used to pay a salary to our officers or directors.

     That said, we expect that our officers and directors will receive compensation, the amount to be determined at the discretion of the board of directors. Though we have not yet determined a specific formula upon which compensation will be calculated, we expect compensation levels to be based upon:
(1) responsibilities undertaken by each officer and director, (2) financial performance of the company, (3) expected future financial performance of the company and (4) any other considerations determined to be relevant by the board of directors. It is anticipated that officers and directors will receive an annual salary. We would expect that Mr. Douglas' initial salary would be in the range of approximately $50,000 to $75,000. This is an initial salary estimate. The actual initial salary will be determined based upon the four factors listed above in this paragraph. Payment of salaries is by no means guaranteed. Although we expect our officers and directors to receive compensation in the future, the board of directors will retain discretion to determine if and when any salaries will in fact be paid. The primary consideration when determining the timing of salary payment, if any, will be financial performance of the company. At this time, we do not anticipate awarding stock options. Depending on financial performance of the company, we expect that a monetary bonus may be given to officers and directors, such bonus not expected to exceed 10% of annual salary.



                              FINANCIAL STATEMENTS
                              --------------------

                      {THIS SPACE INTENTIONALLY LEFT BLANK}

                            TC POWER MANAGEMENT CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 AUGUST 31, 2007

                                 C O N T E N T S


Balance Sheet.............................................................. 30

Statement of Operations.................................................... 31

Statement of Changes in Stockholders' Deficit.............................. 32

Statement of Cash Flows.................................................... 33

Notes to the Financial Statements.......................................... 34

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



TO THE BOARD OF DIRECTORS
TC POWER MANAGEMENT CORP.
 (A EXPLORATION STAGE COMPANY)
LAS VEGAS, NEVADA

We have audited the accompanying balance sheet of TC Power Management Corp.(an exploration stage company) as of August 31, 2007 and the related statement of expenses, stockholders' equity, and cash flows for the period from inception (February 13, 2007) through August 31, 2007. These financial statements are the responsibility of TC Power's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TC Power for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that TC Power will continue as a going concern. As discussed in Note 2 to the financial statements, TC Power has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


MALONE & BAILEY, P.C.
WWW.MALONE-BAILEY.COM
HOUSTON, TX
SEPTEMBER 10, 2007

                            TC POWER MANAGEMENT CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 AUGUST 31, 2007


                                     ASSETS

CURRENT ASSETS

   Cash                                                              $      500

     Total Current Assets                                                   500
                                                                     ----------

     TOTAL ASSETS                                                    $      500
                                                                     ==========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

   Related party loan payable                                        $    1,366
   Accounts payable                                                       3,608
                                                                     ----------

     Total Current Liabilities                                            4,974
                                                                     ----------

     Total Liabilities                                                    4,974
                                                                     ----------

STOCKHOLDERS' DEFICIT

   Common stock, $0.001 par value, authorized 100,000,000
    shares; 5,000,000 shares issued and outstanding                       5,000
   Additional paid in capital (deficit)                                  (4,500)
   Deficit accumulated during the development stage                      (4,974)
                                                                     ----------

     Total Stockholders' Deficit                                         (4,474)
                                                                     ----------

       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                   $      500
                                                                     ==========


   The accompanying notes are an integral part of these financial statements.

                            TC POWER MANAGEMENT CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF EXPENSES
                  FOR THE PERIOD FEBRUARY 13, 2007, (INCEPTION)
                             THROUGH AUGUST 31, 2007


OPERATING EXPENSES
   General and administrative                                      4,974

     Total Operating Expenses                                      4,974
                                                             -----------

NET LOSS                                                     $    (4,974)
                                                             ===========

BASIC AND FULLY DILUTED (LOSS) PER SHARE                     $     (0.00)
                                                             ===========

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                                                  5,000,000
                                                             ===========



   The accompanying notes are an integral part of these financial statements.

                            TC POWER MANAGEMENT CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                  FOR THE PERIOD FEBRUARY 13, 2007, (INCEPTION)
                             THROUGH AUGUST 31, 2007


                                                                       Deficit
                                                                     Accumulated
                                   Common Stock       Additional     During the
                             -----------------------    Paid-in      Development
                                Shares      Amount      Capital         Stage
                             ----------   ----------   ----------    ----------
Common stock
  issued for cash at $.0001
  at inception                5,000,000   $    5,000   $   (4,500)      $     -

Net loss for the
  period ended
August 31, 2007                       -            -            -        (4,974)
                             ----------   ----------   ----------    ----------

Balance,
  August 31, 2007             5,000,000   $    5,000   $   (4,500)   $   (4,974)
                             ==========   ==========   ==========    ==========



   The accompanying notes are an integral part of these financial statements.

                            TC POWER MANAGEMENT CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                  FOR THE PERIOD FEBRUARY 13, 2007, (INCEPTION)
                             THROUGH AUGUST 31, 2007


CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                               $   (4,974)
                                                          ----------
   Adjustments to reconcile net loss to net cash
     used in operating activities:
   Changes in operating assets and liabilities:
     Accounts payable                                          3,608
                                                          ----------

       Net Cash (Used in) Operating Activities                (1,366)
                                                          ----------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from issuance of common stock                      500
     Proceeds from related party loan                          1,366
                                                          ----------

       Net Cash Provided by Financing Activities               1,866
                                                          ----------

NET INCREASE (DECREASE) IN CASH                                  500

CASH AT BEGINNING OF YEAR                                          -
                                                          ----------

CASH AT END OF YEAR                                       $      500
                                                          ==========

NON-CASH INVESTING AND FINANCING ACTIVITIES:

   Cash Paid For:

   Interest                                                 $      -
   Income taxes                                             $      -



   The accompanying notes are an integral part of these financial statements.

                            TC POWER MANAGEMENT CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 AUGUST 31, 2007


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     TC Power Management Corp. was incorporated in Nevada on February 13, 2007, for the purpose of providing consulting services to private and public entities seeking assessment, development, and implementation of energy generating solutions.

     TC Power is in the development stage and has elected March 31 as its fiscal year end.

Earnings (Loss) Per Share
-------------------------

     Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions
-------------------------

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Cash and Cash Equivalents
-------------------------

     For the purposes of the statement of cash flows, TC Power considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Revenue Recognition
-------------------

     Revenue is recognized on the sale and delivery of a product or the completion of a service provided. TC Power did not have any revenue during the 2007 fiscal year.

Income Taxes
------------

     TC Power utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such benefits will not be realized.

Foreign Currency Translation
----------------------------

     The Company is based in Turks and Caicos Islands although it is incorporated in Nevada. Since inception, all transactions have been in U.S. dollars, although that will change when operating activities commence. There are no hedging contracts. Revenues and expenses during each period will be translated at the average exchange rates of those periods. Equity accounts are translated at historical amounts. Translation adjustments are deferred in the equity account, Other Comprehensive Income (Loss), a separate component of Stockholders' Equity.

Recent Accounting Pronouncements
--------------------------------

     The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

2. GOING CONCERN

     As set forth on the Company's balance sheet, its assets total $500. These funds represent the amount paid by the Company's officer/director for his common shares. This amount does not provide adequate working capital for the Company to successfully operate its' business and to service its debt. This raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining additional loans from Mr. Douglas and from equity funding, via proceeds raised from the offering set forth in this prospectus. However there can be no assurances that management's plans will be successful.

3. INCOME TAXES

     Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Net deferred tax assets consist of the following components as of August 31, 2007:

                                                   2007
                                                 --------
           NOL Carryover                         $    746
           Valuation Allowance                   $   (746)
                                                 --------

           Net deferred tax asset                $    746
                                                 ========

     At August 31, 2007, the Company had net operating loss carryforwards of $4,974 that may be offset against future taxable income from the year 2007 through 2027. No tax benefit has been reported in the August 31, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE
                     --------------------------------------

None.

NOTE: UNTIL 90 DAYS FROM THE EFFECTIVE DATE, OR SUCH SHORTER PERIOD AS THE SECURITIES & EXCHANGE COMMISSION MAY SPECIFY, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
-----------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

          (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

               1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

               2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

               3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

               4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)  By the stockholders;
               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or
               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

               5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

               6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

               7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   -------------------------------------------

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

                                                          AMOUNT

SEC Registration fee (1)                                  $     40.00
Printing and shipping expenses                            $    500.00
Accounting fees and expenses                              $  3,000.00
Legal Fees (1)                                            $ 20,000.00
Transfer and Miscellaneous expenses                       $  1,460.00
                                                          -----------

         TOTAL:                                           $ 25,000.00
                                                          ===========

(1) All expenses, except SEC registration fee and legal fees, are estimated.


                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

     On April 19, 2007, 5,000,000 restricted common shares were issued to our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, and Director, Gordon Douglas, in exchange for consideration of $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.


                                  EXHIBIT INDEX
                                  -------------

SEC
Reference     Exhibit no.      Document                             Location
---------     -----------      --------                             --------

3             3.01             Articles of Incorporation            Attached

3             3.02             Amended Articles of Incorporation    Attached

3             3.03             By-Laws                              Attached

5             5.01             Opinion on Legality                  Attached

23            23.01            Consent of Auditor                   Attached

23            23.02            Consent of Counsel                   Attached to
                                                                    Exhibit 5.01

99            99.01            Specimen Subscription Agreement      Attached

                                  UNDERTAKINGS

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement to be signed on its behalf by the undersigned on November 8, 2007.


                                         TC POWER MANAGEMENT CORP.


                                         By: /s/ Gordon Douglas
                                             ----------------------

                                             Gordon Douglas
                                             President, Chief Executive Officer,
                                             Chief Financial Officer, Principal
                                             Accounting Officer, Secretary,
                                             Treasurer, and a member of the
                                             Board of Directors